                                                                      Exhibit 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 (No. 333-49705) of W.R. Grace & Co. of our report dated June 18, 1999 appearing on page F-1 of the Annual Report of the W.R. Grace & Co. Hourly Employees Savings and Investment Plan on Form 11-K for the year ended December 31, 1998.




PRICEWATERHOUSECOOPERS LLP

/s/ PRICEWATERHOUSECOOPERS LLP

Ft. Lauderdale, Florida
June 28, 1999